Exhibit 99.1

LeMaitre Q4 2016 Record Sales $23.3 mm (+14%), Op. Income $3.9 mm (+27%)

BURLINGTON, MA, February 21, 2017 - LeMaitre Vascular, Inc. (Nasdaq:LMAT), a provider of vascular devices, implants and services, today reported Q4 2016 results, provided guidance, and announced a 22% dividend increase to $0.055/share.

Q4 2016 Results

•	Record sales of $23.3mm, +14% vs. Q4 2015
•	Operating income of $3.9mm vs. $3.1mm, +27%
•	Net income of $2.6mm vs. $2.5mm, +3%
•	Earnings of $0.13 per diluted share vs. $0.13
•	EBITDA of $4.8mm vs. $4.0mm, +18%

Q4 2016 sales of $23.3mm increased 14% (+11% organic) vs. Q4 2015. XenoSure and AnastoClip led growth. Sales in the Americas were up 17% while international sales increased 9%.

Gross margin decreased to 69.5% in Q4 2016 from 70.3% in Q4 2015 primarily due to product and geographic mix.

Operating expenses in Q4 2016 were $12.3mm, a 9% increase vs. the year-earlier quarter. The Company ended the quarter with 96 sales reps vs. 86 at the end of Q4 2015.

Full Year 2016 Results

•	Sales of $89.2mm, +14% reported (+12% organic) vs. 2015
•	Operating income of $16.3mm vs. $11.5mm, +42%
•	Net income of $10.6mm vs. $7.8mm, +37%
•	EPS of $0.55 per diluted share vs. $0.42, +30%
•	Dividends paid of $0.18 per share vs $0.16, +13%
•	EBITDA of $19.8mm vs. $14.8mm, +34%

George W. LeMaitre, Chairman and CEO said, “Sales increased 14% in 2016, while operating income was up 42%. We continue to pursue 10% annual reported sales growth and 20% annual operating income growth.”

Business Outlook

Guidance Summary
Q1 2017 Sales	$23.5mm (+16% reported, +12% organic)
Q1 2017 Gross Margin	71.0%
Q1 2017 Operating Income	$3.9mm (+18%, 17% op. margin)
2017 Sales	$99.0mm (+11% reported, +9% organic)
2017 Gross Margin	71.5%
2017 Operating Income	$20.0mm (+22%, 20% op. margin)

Acquisition of Restore Flow Allografts

On November 10, 2016, the Company acquired the assets of Restore Flow Allografts, LLC for $14.0 million, of which $12.0 million was paid at closing and $2.0 million is expected to be paid in May 2018. Additional earnout payments may be paid through 2018 based on performance.

Restore Flow derives revenue from human tissue preservation services, in particular the cryopreservation of peripheral vascular veins and arteries. Prior to the acquisition, last twelve months’ revenue for Restore Flow was $3.7mm, all within the United States. Last twelve months’ operating income for Restore Flow was approximately break-even.

Quarterly Dividend

On February 16, 2017, the Company’s Board of Directors approved an increased quarterly dividend of $0.055/share of common stock. The dividend will be paid April 6, 2017 to shareholders of record on March 22, 2017.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor.

The conference call may also be accessed by dialing 844-239-5284 (+1 512-961-6497 for international callers), using passcode 66556990. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 20 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales percentages as “organic.” The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

Forward-Looking Statements

The Company’s current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, forward-looking statements in this release include, but are not limited to, statements about the Company’s expectations regarding Q1 2017 and 2017 sales, gross margin and operating income levels. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk that the Company may not realize the anticipated benefits of its strategic activities; the risk that assumptions about the market for the Company’s products and services and the productivity of the Company’s direct sales force and distributors may not be correct; risks related to the integration of acquisition targets; the risk that a recall of our products and other offerings could result in significant costs or negative publicity; risks related to product and service demand and market acceptance of the Company’s products, services and pricing; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; adverse or fluctuating conditions in the general domestic and global economic markets and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT: J.J. Pellegrino, CFO

LeMaitre Vascular

781-425-1691

jjpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	December 31, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$24,288	$27,451
Accounts receivable, net	13,191	11,971
Inventory and other deferred costs	19,578	15,205
Prepaid expenses and other current assets	1,970	3,557

Total current assets	59,027	58,184

Property and equipment, net	8,012	7,022
Goodwill	23,426	17,789
Other intangibles, net	9,897	6,336
Deferred tax assets	1,399	1,205
Other assets	163	168

Total assets	$101,924	$90,704

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,217	$1,366
Accrued expenses	8,804	8,837
Acquisition-related obligations	461	165

Total current liabilities	10,482	10,368

Deferred tax liabilities	1,941	1,678
Other long-term liabilities	2,001	774

Total liabilities	14,424	12,820

Stockholders' equity
Common stock	200	197
Additional paid-in capital	85,378	82,094
Retained earnings	15,335	8,161
Accumulated other comprehensive loss	(4,583)	(4,049)
Treasury stock	(8,830)	(8,519)

Total stockholders' equity	87,500	77,884

Total liabilities and stockholders' equity	$101,924	$90,704

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the year ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net sales	$23,288	$20,483	$89,151	$78,352
Cost of sales	7,094	6,080	26,215	24,186

Gross profit	16,194	14,403	62,936	54,166

Operating expenses:
Sales and marketing	6,753	5,914	26,105	22,780
General and administrative	4,011	3,635	14,354	14,010
Research and development	1,521	1,575	6,141	5,479
Gain on divestiture	—	—	—	(360)
Medical device excise tax	—	190	—	744

Total operating expenses	12,285	11,314	46,600	42,653

Income from operations	3,909	3,089	16,336	11,513
Other income:
Other income (loss), net	(75)	46	(94)	(89)

Income before income taxes	3,834	3,135	16,242	11,424
Provision for income taxes	1,237	605	5,652	3,666

Net income	$2,597	$2,530	$10,590	$7,758

Earnings per share of common stock
Basic	$0.14	$0.14	$0.57	$0.44

Diluted	$0.13	$0.13	$0.55	$0.42

Weighted–average shares outstanding:
Basic	18,585	18,175	18,485	17,764

Diluted	19,558	18,781	19,241	18,316

Cash dividends declared per common share	$0.045	$0.040	$0.180	$0.160

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the year ended
	December 31, 2016		December 31, 2015		December 31, 2016		December 31, 2015
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$14,116	61%	$12,105	59%	$53,710	60%	$47,975	61%
International	9,172	39%	8,378	41%	35,441	40%	30,377	39%

Total Net Sales	$23,288	100%	$20,483	100%	$89,151	100%	$78,352	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended December 31, 2016
Net sales as reported	$23,288
Impact of currency exchange rate fluctuations	150
Net impact of acquisitions excluding currency	(770)

Adjusted net sales		$22,668
For the three months ended December 31, 2015
Net sales as reported	$20,483
Net impact of divestitures excluding currency	(7)

Adjusted net sales		$20,476

Adjusted net sales increase for the three months ended December 31, 2016		$2,192	11%

Reconciliation between GAAP and Non-GAAP sales growth:
For the year ended December 31, 2016
Net sales as reported	$89,151
Impact of currency exchange rate fluctuations	177
Net impact of acquisitions excluding currency	(1,684)

Adjusted net sales		$87,644
For the year ended December 31, 2015
Net sales as reported	$78,352
Net impact of divestitures excluding currency	(30)

Adjusted net sales		$78,322

Adjusted net sales increase for the year ended December 31, 2016		$9,322	12%

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended March 31, 2017
Net sales per guidance	$23,500
Impact of currency exchange rate fluctuations	332
Net impact of acquisitions excluding currency	(1,195)

Adjusted net sales		$22,637
For the three months ended March 31, 2016
Net sales as reported	$20,258
Net impact of divestitures excluding currency	—

Adjusted net sales		$20,258

Adjusted net sales increase for the three months ended March 31, 2017		$2,379	12%

Reconciliation between GAAP and Non-GAAP sales growth:
For the year ended December 31, 2017
Net sales per guidance	$99,000
Impact of currency exchange rate fluctuations	1,605
Net impact of acquisitions excluding currency	(3,520)

Adjusted net sales		$97,085
For the year ended December 31, 2016
Net sales as reported	$89,151
Net impact of divestitures excluding currency	—

Adjusted net sales		$89,151

Adjusted net sales increase for the year ended December 31, 2017		$7,934	9%

	For the three months ended		For the year ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$2,597	$2,530	$10,590	$7,758
Interest (income) expense, net	(12)	(6)	(67)	(13)
Amortization and depreciation expense	933	897	3,591	3,394
Provision for income taxes	1,237	605	5,652	3,666

EBITDA	$4,755	$4,026	$19,766	$14,805

EBITDA percentage increase		18%		34%